UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 16, 2007

_______________

EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-9743 (Commission File Number)	47-0684736 (I.R.S. Employer Identification No.)
333 Clay Suite 4200 Houston, Texas (Address of principal executive offices)		77002 (Zip code)

713-651-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EOG RESOURCES, INC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Barry Hunsaker, Jr., Senior Vice President and General Counsel, will leave EOG Resources, Inc. ("EOG" or "Company") effective April 30, 2007. His departure will be designated a "Company-approved retirement prior to age 62" for stock plan purposes. As long as Mr. Hunsaker has not violated the noncompetition provisions contained in his employment agreement as described below, 1) restrictions will lapse six months following the effective date of termination on 100% of restricted stock/units granted prior to February 23, 2005, 2) for grants made on or after February 23, 2005, restrictions will lapse six months following the termination date on 20% of the restricted stock/units granted for each whole year that has passed since the grant date, and 3) all unvested options become 100% vested six months following the termination date. In addition, Mr. Hunsaker will receive a severance benefit under Section 3.5 of his employment agreement, which is attached as Exhibit 99.5 to the Company's Current Report on Form 8-K, filed June 21, 2005. Mr. Hunsaker's employment agreement provides that he shall not compete with the business of EOG for a period of one year after termination of employment. The Company expects to name Mr. Hunsaker's successor shortly.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: April 16, 2007	By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Vice President and Chief Accounting Officer (Principal Accounting Officer)